UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 29, 2010

Prospect Medical Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-32203	33-0564370
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

10780 Santa Monica Blvd., Suite 400, Los Angeles, California	90025-3782
(Address of principal executive offices)	(Zip Code)

(310) 943-4500

Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

As reported in the Quarterly Report on Form 10-Q of Prospect Medical Holdings, Inc. (“we,” “us,” “our,” “Prospect” or the “Company”) for the quarter ended June 30, 2010, the State of California enacted Assembly Bill 1383 (“AB 1383”) to provide one-time supplemental payments to certain medical facilities such as the hospitals owned and operated by our subsidiaries that serve a disproportionate share of indigent and low-income patients.  AB 1383, however, could not be implemented until recently when it was approved by the Centers for Medicare and Medicaid Services (“CMS”). As implemented, AB 1383 requires participating hospitals to pay fee assessments into a pool of funds to which the federal government will contribute matching funds. These funds, including the federal matching funds, will then be distributed to qualifying hospitals based on a prescribed formula relating to Medicaid services performed over the period April 1, 2009 through December 31, 2010.  Depending on the formula for determining the fees assessed on participating hospitals and the separate formula for determining the supplemental payments to qualifying hospitals, some participating hospitals will be “net” payors under the program and others will be “net” beneficiaries under the program.  We have not previously recognized any fees or payments under AB 1383 in our financial statements, since there was no assurance that CMS would approve this program or when or how the program would be implemented.  The AB 1383 program is scheduled to expire on December 31, 2010.

In early October, our Alta Hospital System hospitals received invoices for total fee assessments under AB 1383 of approximately $26.2 million due in four equal installments between October 8, 2010 and December 13, 2010.  We paid the initial installment of the Alta hospitals’ fee assessments, and will pay the additional installments as they become due.  On October 25, 2010, we received the first supplemental payments to the Alta hospitals under AB 1383 of approximately $9.0 million.  We expect to receive additional supplemental payments of approximately $36.0 million before the end of December 2010.  Accordingly, the “net” benefit received by our Alta hospitals under this program would be approximately $18.8 million, on a pre-tax basis, and without giving effect to the issue relating to Brotman and this program described below.

Also in early October 2010, our majority-owned subsidiary, Brotman Medical Center, Inc. (“Brotman”), received separate invoices for fee assessments under AB 1383 of approximately $19.0 million, also due in four equal installments between October 8, 2010 and December 13, 2010.  Brotman does not have the current financial resources to pay the assessed fees.  Moreover, management of Brotman estimates that Brotman would be a “net” payor under AB 1383, since the fee assessments on Brotman could exceed by as much as $4.0 million the supplemental payments that Brotman would expect to receive as part of the program.  Accordingly, on October 6, 2010, Brotman notified the California Department of Health Care Services (the  “DHCS”) that Brotman was opting out of the program.  As a result, Brotman may not be entitled to receive any supplemental payments under AB 1383 and will be ineligible to participate in California-funded health care programs other than the Medi-Cal program, the largest of such programs.  Historically, Brotman has not received significant revenues under state-funded healthcare programs other than Medi-Cal.

We believe that Brotman is entitled to opt out of the AB 1383 program and thereby avoid liability for payment of the program fees recently assessed on Brotman or any interest or penalties that would otherwise apply to the unpaid fees.  We also believe that Brotman’s election to opt out of the AB 1383 program will not impair its eligibility for continued participation in California’s Medi-Cal program.  It is possible, however, that California legislation adopted on October 19, 2010 in connection with the resolution of California’s budget may preclude Brotman from opting out of the AB 1383 program.  We are currently evaluating the effects of the recent legislation.  It also is possible that the DHCS may attempt to compel Brotman to participate in the AB 1383 program, which we would oppose.

Forward-Looking Statements

This report contains statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934.  These forward-looking statements include statements regarding the implementation of the AB 1383 program.  These statements are based on the current expectations of management of the Company, but there are a number of risks and uncertainties that could cause actual results to differ materially from these forward-looking statements.  These risks and uncertainties include, among others, the possibility that (1) the California legislation adopted on October 19, 2010 in connection with the resolution of California’s budget may preclude Brotman from opting out of the AB 1383 program, (2) that the DHCS might seek to compel Brotman’s payment of the recently assessed fees by offsetting the fees against future Medi-Cal payments to Brotman, which could have a material adverse effect on Brotman’s financial condition and may adversely affect our ability to borrow against Brotman’s Medi-Cal accounts receivable under Brotman’s credit facility with Gemino Healthcare Finance LLC and, ultimately, to continue

Brotman’s business as a going concern, (3) resolution of the uncertainties surrounding the implementation of the AB 1383 program may have unanticipated consequences to the Company and involve unexpected costs to the Company, and (4) the Company may be adversely affected by other economic, business or competitive factors. Additional factors that may affect the future results of the Company are set forth in its filings with the Securities and Exchange Commission (“SEC), including its Form 10-K for the year ended September 30, 2009, which are available at http://www.sec.gov. Unless required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information

The Company is a party to that certain Agreement and Plan of Merger dated as of August 16, 2010, with Ivy Holdings Inc. and Ivy Merger Sub Corp. pursuant to which Ivy Merger Sub Corp. will merge with and into the Company and the Company will become an indirect, wholly owned subsidiary of Ivy Holdings Inc. (the “Merger”).  In connection with the proposed Merger, the Company will file a proxy statement and other materials with the Securities and Exchange Commission. Investors and security holders are advised to read the proxy statement and other materials when they become available, because they will contain important information about the Company and the proposed merger.  Once filed with the SEC, the proxy statement and such other documents will be available for free at www.sec.gov. The proxy statement and such other documents may also be obtained at no cost on the Company’s website at www.prospectmedicalholdings.com under “SEC Filings” or by directing such request to Linda Hodges at 714-796-4271.

The Company and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the proposed Merger.  Information concerning the special interests of these directors, executive officers and other members of the Company’s management and employees in the proposed Merger will be included in the Company’s proxy statement referenced above.  Information regarding the Company’s directors and executive officers is also available in its Annual Report on Form 10-K for the year ended September 30, 2009 and in its proxy statement for its 2010 Annual Meeting of Stockholders, which documents are on file with the SEC.  These documents are available free of charge at the SEC’s website at www.sec.gov and from the Company as described above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROSPECT MEDICAL HOLDINGS, INC.
(Registrant)

	By:	/s/ MIKE HEATHER
Mike Heather, Chief Financial Officer

Date: October 29, 2010